Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS FOURTH-QUARTER RESULTS

TAMPA, Fla. (Feb. 4, 2016) — TECO Energy, Inc. (NYSE:TE) today reported fourth-quarter non-GAAP results from continuing operations, which exclude $1.5 million of acquisition-related costs, of $52.5 million, or $0.23 on a per-share basis, compared with $45.0 million, or $0.19 on a per-share basis in 2014.

Fourth-quarter 2015 net income was $50.5 million, or $0.21 per share, compared with $10.8 million, or $0.04 per share, in the fourth quarter of 2014. Net income from continuing operations was $51.0 million, or $0.22 per share, in the 2015 fourth quarter, compared with $27.4 million, or $0.11 per share, for the same period in 2014. The fourth quarter losses in discontinued operations of $0.5 million and $16.6 million in 2015 and 2014, respectively, reflect the operating results and charges associated with TECO Coal, which was sold on Sept. 21.

Full-year 2015 non-GAAP results from continuing operations, which exclude $15.0 million of acquisition-related costs, were $256.2 million, or $1.10 on a per-share basis, compared with $229.7 million, or $1.03 on a per-share basis in 2014.

Full-year net income was $173.5 million, or $0.74 per share, compared with net income of $130.4 million, or $0.58 per share in 2014. Net income from continuing operations was $241.2 million, or $1.03 per share, compared with $206.4 million or $0.92 per share in 2014. The full-year losses from discontinued operations were $67.7 million and $76.0 million in 2015 and 2014, respectively.

TECO Energy President and Chief Executive Officer John Ramil said, “Our operating companies recorded strong earnings in 2015, delivering per-share results almost 7% higher than last year. We continue to see robust customer growth in Florida, with the number of electric and gas customers up 1.8% and 2.1%, respectively. We also had continued success with our New Mexico Gas integration activities, resulting in accretive earnings in 2015, despite disappointing first quarter weather. At the same time, we are making good progress on obtaining the various approvals needed to close our transaction with Emera. TECO Energy’s shareholders approved the transaction in December, and all the other required regulatory filings have been made. With the approval schedule established in New Mexico, we expect to close the transaction this summer.”

Non-GAAP Results

Non-GAAP results in the fourth quarter and full-year periods of 2015 and 2014 exclude costs related to the pending acquisition by Emera, and costs associated with the integration and acquisition of New Mexico Gas Co. (NMGC). The table below compares the TECO Energy GAAP net income with the non-GAAP measures used in this release.

- More Page 1 -

Non-GAAP results exclude charges and gains contained in the Results Reconciliation table later in this release. See the Non-GAAP Presentation section and Results Reconciliation table later in this release for reconciliation to GAAP results and a discussion regarding this presentation of non-GAAP results and management’s use of this information.

All amounts included in the non-GAAP discussion below are after tax, unless otherwise noted.

	3 months ended Dec. 31		12 months ended Dec. 31
(millions)	2015	2014	2015	2014
Net income	$50.5	$10.8	$173.5	$130.4
Discontinued operations	(0.5)	(16.6)	(67.7)	(76.0)

Net income from continuing operations	51.0	27.4	241.2	206.4
Charges	1.5	17.6	15.0	23.3

Non-GAAP Results from continuing operations	$52.5	$45.0	$256.2	$229.7

Segment Reporting

The table below includes TECO Energy segment information on a GAAP basis, which includes all charges and gains for the periods shown.

Segment Information

(millions)	3 months ended Dec. 31		12 months ended Dec. 31
Net Income Summary	2015	2014	2015	2014
Tampa Electric	$43.0	$37.4	$241.0	$224.5
Peoples Gas System	6.9	8.9	35.3	35.8
New Mexico Gas Co. (1)	13.1	11.4	24.1	10.5
Other - net	(12.0)	(30.3)	(59.2)	(64.4)

Net income from continuing operations	51.0	27.4	241.2	206.4
Discontinued operations (2)	(0.5)	(16.6)	(67.7)	(76.0)

Total net income	$50.5	$10.8	$173.5	$130.4

1.	The 12-months-ended 2014 periods reflect results after the Sept. 2, 2014 closing of the NMGC acquisition.
2.	Discontinued operations for all periods shown include the operating results at TECO Coal, impairment charges and costs associated with the sale of TECO Coal.

All amounts included in the operating company discussions below are after tax, unless otherwise noted.

Tampa Electric

Tampa Electric’s net income for the fourth quarter of 2015 was $43.0 million, compared with $37.4 million for the same period in 2014. Results for the quarter reflected a 1.8% higher average number of customers, and higher energy sales primarily due to record high temperatures in November and December. Results reflected operations and maintenance expense slightly higher than 2014, and higher depreciation expense. Fourth-

- More Page 2 -

quarter net income in 2015 included $5.1 million of Allowance for Funds Used During Construction (AFUDC) equity, which represents allowed equity cost capitalized to construction costs, compared with $3.2 million in the 2014 quarter.

Total degree days in Tampa Electric’s service area in the fourth quarter of 2015 were 36% above normal, and 51% above the 2014 period, driven by record high temperatures in November and December. Total net energy for load increased 9.6% in the fourth quarter of 2015, compared with the same period in 2014. In the 2015 period, pretax base revenues were $15.7 million higher than in 2014, driven by customer growth and higher energy sales as warm weather produced significant air conditioning load. The quarter included almost $3 million of higher pretax base revenue from higher base rates, as a result of the 2013 rate case settlement.

While net energy for load, is a calendar measurement of retail energy sales rather than a billing-cycle measurement, the quarterly energy sales shown on the operating statistical summary that accompanies this earnings release reflect the energy sales based on billing cycles, which can vary period to period. Retail energy sales to residential and commercial customers increased primarily from the warm weather and customer growth. Sales to non-phosphate industrial customers increased due to the strength of the Tampa area economy. Sales to lower-margin industrial-phosphate customers increased as self-generation by those customers decreased due to outages at a customer’s facilities.

Operations and maintenance expense, excluding all Florida Public Service Commission (FPSC)-approved cost-recovery clauses, was slightly higher than in the 2014 quarter, reflecting higher costs to safely and reliably operate and maintain the generating, transmission and distribution systems, essentially offset by lower employee-related costs, primarily due to the level of short-term incentive accruals for all employees in 2015 compared to 2014. Results also include a $1.9 million loss on the disposition of small generating units no longer in service.

Depreciation and amortization expense increased $1.4 million in 2015, as a result of normal additions to facilities to reliably serve customers.

Full-year net income was $241.0 million, compared with $224.5 million in 2014, driven by 1.8% higher average number of customers and higher energy sales from customer growth, warmer than normal spring and early winter weather and a stronger economy. Higher operations and maintenance, depreciation and interest expenses partially offset the higher revenues. Full-year net income in 2015 included $17.2 million of AFUDC equity, compared with $10.5 million in 2014.

Full-year total degree days in Tampa Electric’s service area were 12% above normal and 17% above the prior full-year period. Pretax base revenues were more than $37 million higher than in 2014, including approximately $8 million of higher pretax base revenues as a result of the Nov.1, 2014 and 2015 base rate increases. In the 2015 full-year period, total net energy for load was 4.1% higher than in 2014. Higher energy sales were driven by more favorable weather in 2015 than in 2014.

Operations and maintenance expenses, excluding all FPSC-approved cost-recovery clauses, increased $5.4 million in the 2015 full-year period, reflecting higher costs to safely and reliably serve customers partially offset by lower employee-related expenses. Compared to 2014, depreciation and amortization expense increased $5.0 million, reflecting additions to facilities to serve customers. Interest expense increased $1.4 million due to higher long-term debt balances.

- More Page 3 -

Peoples Gas

Peoples Gas System (PGS) reported net income of $6.9 million for the fourth quarter, compared with $8.9 million in the 2014 quarter. Average customer growth was 2.0% in the quarter, and therm sales to retail customers decreased as a result of warm fall and early winter weather partially offset by customer growth and a stronger economy. Sales to power-generation customers and off-system sales increased due to levels of operation by gas-fired generation in the state due to the warm weather. As a result, total retail base revenues and off-system revenues (net of fuel) were unchanged from last year. Fourth-quarter results in 2015 reflected non-fuel operations and maintenance expense $2.4 million higher than in 2014, driven by higher operating costs, partially offset by lower employee-related costs, primarily due to the level of short-term incentive accruals for all employees in 2015 compared to 2014. Depreciation and amortization increased slightly due to normal additions to facilities to serve customers.

PGS reported net income of $35.3 million for the full-year period, compared with $35.8 million in 2014. Results reflect a 2.1% higher average number of customers, lower therm sales to residential customers due to warmer-than-normal spring and winter weather, and increased therm sales to commercial and industrial customers due to strong economic conditions in Florida. Sales to power generation customers and off-system sales increased due to the same reasons as in the fourth quarter. Non-fuel operations and maintenance expense increased $1.9 million compared to the 2014 period, driven by the same factors as the fourth quarter. Operations and maintenance expense in 2014 reflected a first-quarter recovery of $1.6 million of costs incurred in connection with a 2010 outage incident.

NMGC

NMGC reported fourth-quarter net income of $13.1 million, compared with $11.4 million in the 2014 period. Results reflected the benefit of 5% higher heating degree days, 0.8% higher average number of customers, and lower operating and maintenance expenses from acquisition synergies and a focus on cost control. Results included $1.3 million of pretax rate credits to customers under the Certification of Stipulation approved by the New Mexico Public Regulation Commission.

NMGC reported full-year 2015 net income of $24.1 million. Results reflected customer growth of 0.7% and much milder than normal winter weather in the first quarter partially offset by colder fourth quarter 2015 weather that resulted in degree days 5.5% below normal but 1.4% above 2014. Operations and maintenance expense was lower than in the 2014 period from acquisition synergies and a focus on cost control. Results included $2.7 million of pretax rate credits to customers. Net income of $10.5 million in 2014 reflects a partial year beginning with the Sept. 2, 2014 date of acquisition.

Other - net

The fourth quarter 2015 non-GAAP cost from continuing operations for Other – net of $10.5 million excluded $0.9 million of transaction costs related to the pending Emera acquisition and $0.6 million of costs associated with the integration of NMGC, compared with the non-GAAP cost of $12.7 million in 2014, which excluded $3.0 million of NMGC-related costs and a $14.6 million consolidated deferred income tax

- More Page 4 -

balance adjustment to reflect the then pending sale of TECO Coal. Fourth-quarter results in 2015 reflected lower income tax adjustments and lower interest expense as a result of refinancing debt maturities in May. The GAAP cost from continuing operations for Other – net in the fourth quarter of 2015 was $12.0 million, compared with a cost of $30.3 million in 2014.

The 2015 full-year non-GAAP cost from continuing operations for Other – net was $44.2 million, which excluded $13.1 million of transaction costs related to the pending Emera acquisition and $1.9 million of NMGC integration-related costs, compared with $41.1 million in 2014, which excluded $16.6 million of NMGC acquisition and integration-related costs, and net consolidated state deferred tax balance adjustments of $6.7 million. Cost drivers in the 2015 full-year period included $3.1 million of interest at New Mexico Gas Intermediate (the parent company of NMGC), $2.8 million of interest previously allocated to TECO Coal that was offset by lower interest expense on refinanced debt, and a $2.9 million tax expense related to long-term incentive compensation shares that vested below target levels. The 2015 full-year GAAP Other – net cost from continuing operations was $59.2 million, compared with $64.4 million in the 2014 period.

Discontinued Operations

The sale of TECO Coal closed in September 2015. The 2015 loss of $67.7 million recorded in discontinued operations reflects TECO Coal’s operating results prior to its sale, net impairment charges of $50.8 million recorded in the second quarter, and a $7.7 million charge related to black-lung liabilities recorded in the third quarter. Discontinued operations include fourth quarter costs of $0.5 million and $0.2 million in the 2015 and 2014 periods, respectively, and full-year benefits of $1.9 million and $6.0 million in the 2015 and 2014 periods, respectively, recorded in the Other – net segment.

Emera Acquisition Progress

•	In October, TECO Energy and Emera filed for approval of the merger with the Federal Energy Regulatory Commission (FERC) requesting a decision in March 2016. On Jan. 20, 2016, the FERC issued an order authorizing the merger finding that it is consistent with the public interest.

•	On Oct. 19, 2015, TECO Energy and Emera filed for approval of the merger with the New Mexico Public Regulation Commission (NMPRC) Docket No. 15-00327-UT.

•	On Dec. 3, 2015, TECO Energy shareholders approved the merger with Emera.

•	On Dec. 11, 2015, the hearing examiner in the application with the NMPRC issued a Procedural Oder establishing a schedule for the case. The significant schedule dates are: direct testimony or a settlement to be filed April 22, 2016, and a public hearing is scheduled to begin May 23, 2016.

•	On Jan. 6, 2016, TECO Energy and Emera filed a Premerger Notification with the U.S. Department of Justice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR).

•	On Jan. 6, 2016, TECO Energy and Emera made the initial filings required to obtain approval of the merger with the Committee on Foreign Investment in the U.S. (CFIUS).

- More Page 5 -

2016 Business Drivers

Results in 2016 are expected to be driven by customer growth trends for all three utilities at or above the trends experienced in 2015. Tampa Electric and PGS are expected to continue to earn in the upper half of their allowed Return on Equity ranges of 9.25% to 11.25% and 9.75% to 11.75%, respectively. Expected results for all utilities assume normal weather.

On a weather normalized basis, energy sales at Tampa Electric are expected to increase about 0.3% to 0.5% below the rate of customer growth.

Depreciation expense at all three utilities is expected to increase from normal additions to facilities to safely and reliably serve customers. Tampa Electric expects higher AFUDC-equity earnings from the growing investment in the Polk Power Station conversion project.

Non-GAAP Presentation

Management believes it is helpful to present a non-GAAP measure of performance that reflects the ongoing operations of TECO Energy’s businesses and that allows investors to better understand and evaluate the business as it is expected to operate in future periods.

Management and the board of directors use non-GAAP measures as a tool for measuring the company’s performance, for making decisions that are dependent upon the profitability of the company’s various operating units, and for determining levels of incentive compensation.

The non-GAAP measures of financial performance used by the company are not measures of performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income or other GAAP figures as an indicator of the company’s financial performance or liquidity. TECO Energy’s non-GAAP presentation of results from operations may not be comparable to similarly titled measures used by other companies.

The Results Reconciliation table below presents non-GAAP financial results after eliminating the effects of identified charges and gains. This provides investors additional information to assess the company’s results and future earnings potential.

- More Page 6 -

Results Reconciliation (millions)	3 months ended Dec. 31		12 months ended Dec. 31
	2015	2014	2015	2014
GAAP net income	$50.5	$10.8	$173.5	$130.4
Discontinued operations	(0.5)	(16.6)	(67.7)	(76.0)

Net income from continuing operations	51.0	27.4	241.2	206.4

Add consolidated deferred tax balance adjustment (net)	—	14.6	—	6.7
Add Emera transaction related costs	0.9	—	13.1	—
Add costs associated with the acquisition and integration of NMGC	0.6	3.0	1.9	16.6

Total charges	1.5	17.6	15.0	23.3

Non-GAAP results (1)	$52.5	$45.0	$256.2	$229.7

(1)	A non-GAAP financial measure is a numerical measure that includes or excludes amounts, or is subject to adjustments that have the effect of including or excluding amounts, from the most directly comparable GAAP measure.

TECO Energy Inc. (NYSE: TE) is an energy-related holding company with regulated electric and gas utilities in Florida and New Mexico. Tampa Electric serves nearly 725,000 customers in West Central Florida; Peoples Gas System serves nearly 365,000 customers across Florida; and New Mexico Gas Co. serves more than 515,000 customers across New Mexico.

Note: This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the company’s current expectations and assumptions, and the company does not undertake to update that information or any other information contained in this press release, except as may be required by law. Factors that could impact actual results include: the ability to successfully close the merger with Emera on the anticipated schedule; regulatory actions by federal, state or local authorities; the ability to successfully implement the integration plans for NMGC and generate the financial results to make that acquisition accretive; unexpected capital needs or unanticipated reductions in cash flow that affect liquidity; the ability to access the capital and credit markets when required; general economic conditions affecting customer growth and energy sales at the utility companies; economic conditions affecting the Florida and New Mexico economies; weather variations and customer energy usage patterns affecting sales and operating costs at the utilities and the effect of weather conditions on energy consumption; the effect of extreme weather conditions or hurricanes; general operating conditions; input commodity prices affecting cost at all of the operating companies; natural gas demand at the utilities; and the ability of TECO Energy’s subsidiaries to operate equipment without undue accidents, breakdowns or failures. Additional information is contained under “Risk Factors” in TECO Energy, Inc.’s Annual Report on Form 10-K for the period ended Dec. 31, 2014, as updated in subsequent filings with the SEC.

- More Page 7 -

Summary Information (as of Dec. 31)

(millions except per share amounts)	Three Months Ended		Twelve Months Ended
	2015	2014	2015	2014
Revenues	$676.1	$695.5	$2,743.5	$2,566.4

Net income from continuing operations	$51.0	$27.4	$241.2	$206.4
Net income from discontinued operations	(0.5)	(16.6)	(67.7)	(76.0)

Net income	$50.5	$10.8	$173.5	$130.4

Earnings per share from continuing operations- basic	$0.22	$0.11	$1.03	$0.92
Earnings per share from discontinued operations – basic	(0.01)	(0.07)	(0.29)	(0.34)

Total earnings per share – basic	$0.21	$0.04	$0.74	$0.58

Total earnings per share – diluted	$0.21	$0.04	$0.74	$0.58
Average common shares outstanding – basic	233.4	232.5	233.1	223.1
Average common shares outstanding – diluted	234.9	233.1	234.5	223.7

Contact:	News Media: Cherie Jacobs – (813) 228-4945 Investor Relations: Mark Kane – (813) 228-1772 Internet: http://www.tecoenergy.com

- ## -

DECEMBER 2015

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission.

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
(millions except share data)	2015	2014	2015	2014
Revenues
Regulated electric and gas	$672.8	$692.9	$2,731.7	$2,557.3
Unregulated	3.3	2.6	11.8	9.1

Total revenues	676.1	695.5	2,743.5	2,566.4

Expenses
Regulated operations & maintenance
Fuel	146.1	168.5	638.6	692.3
Purchased power	18.4	12.3	78.9	71.4
Cost of natural gas sold	77.5	99.2	271.6	209.7
Other	164.7	162.5	613.2	547.8
Operations & maintenance other expense	3.9	6.9	22.7	29.5
Depreciation and amortization	88.7	85.3	349.0	315.3
Taxes, other than income	50.8	48.7	207.4	195.0

Total expenses	550.1	583.4	2,181.4	2,061.0

Income from operations	126.0	112.1	562.1	505.4

Other income (expense)
Allowance for other funds used during construction	5.2	3.2	17.4	10.5
Other income	(1.0)	0.9	3.4	0.5

Total other income	4.2	4.1	20.8	11.0

Interest charges
Interest expense	48.7	49.6	195.1	176.4
Allowance for borrowed funds used during construction	(2.7)	(1.7)	(8.7)	(5.3)

Total interest charges	46.0	47.9	186.4	171.1

Income before provision for income taxes	84.2	68.3	396.5	345.3
Provision for income taxes	33.2	40.9	155.3	138.9

Income from continuing operations	51.0	27.4	241.2	206.4
Discontinued operations
Loss from discontinued operations	(0.8)	(27.8)	(106.3)	(125.4)
Benefit from income taxes	(0.3)	(11.2)	(38.6)	(49.4)

Loss from discontinued operations, net	(0.5)	(16.6)	(67.7)	(76.0)

Net income	$50.5	$10.8	$173.5	$130.4

Average common shares outstanding - basic (millions)	233.4	232.5	233.1	223.1
Average common shares outstanding - diluted (millions)	234.9	233.1	234.5	223.7

Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	$0.22	$0.11	$1.03	$0.92
Earnings per share from continuing operations — diluted	$0.22	$0.11	$1.03	$0.92

Earnings per share from discontinued operations — basic	($0.01)	($0.07)	($0.29)	($0.34)
Earnings per share from discontinued operations — diluted	($0.01)	($0.07)	($0.29)	($0.34)

Earnings per share attributable to TECO Energy — basic	$0.21	$0.04	$0.74	$0.58
Earnings per share attributable to TECO Energy — diluted	$0.21	$0.04	$0.74	$0.58

TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Dec. 31,	Dec. 31,
(millions)	2015	2014
Assets
Current assets
Cash and cash equivalents	$23.8	$25.4
Receivables	280.7	299.8
Inventories at average cost
Fuel	113.4	96.4
Materials and supplies	76.8	75.4
Deferred income taxes	0.0	72.8
Prepayments and other current assets	30.8	22.6
Regulatory assets	44.8	53.6
Assets held for sale	0.0	109.6

Total current assets	570.3	755.6

Property, plant and equipment
Utility plant in service
Electric	7,270.3	7,094.8
Gas	2,113.8	1,984.6
Construction work in progress	794.7	640.0
Other property	15.9	14.5

Property plant and equipment at original cost	10,194.7	9,733.9
Accumulated depreciation	(2,712.9)	(2,645.7)

Total property, plant and equipment, net	7,481.8	7,088.2

Other assets
Regulatory assets	395.2	348.5
Goodwill	408.4	408.3
Deferred charges and other assets	105.4	65.8
Assets held for sale	0.0	59.8

Total other assets	909.0	882.4

Total assets	$8,961.1	$8,726.2

Liabilities and capital
Current liabilities
Long-term debt due within one year	$333.3	$274.5
Notes payable	247.0	139.0
Accounts payable	255.4	288.6
Other current liabilities	22.6	16.8
Customer deposits	182.1	176.2
Derivative liabilities	24.1	36.6
Interest accrued	36.2	39.9
Taxes accrued	13.2	29.9
Regulatory liabilities	84.8	57.0
Liabilities associated with assets held for sale	0.0	39.4

Total current liabilities	1,198.7	1,097.9

Other liabilities
Deferred income taxes	570.7	519.2
Investment tax credits	10.5	9.0
Regulatory liabilities	715.8	729.0
Derivative liabilities	2.1	6.1
Deferred credits and other liabilities	387.4	370.9
Liabilities associated with assets held for sale	0.0	65.4
Long-term debt, less amount due within one year	3,516.9	3,354.0

Total other liabilities	5,203.4	5,053.6

Total liabilities	6,402.1	6,151.5
Capital
Common equity	235.3	234.9
Additional paid in capital	1,894.5	1,875.9
Retained earnings	441.4	479.6
Accumulated other comprehensive loss	(12.2)	(15.7)

Total capital	2,559.0	2,574.7

Total liabilities and capital	$8,961.1	$8,726.2

Book Value Per Share	$10.88	$10.96

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
(millions)	2015	2014	2015	2014
Cash flows from operating activities
Net income	$50.5	$10.8	$173.5	$130.4
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	88.7	86.2	350.2	341.9
Deferred income taxes & Investment tax credits	32.9	31.0	117.5	89.4
Allowance for other funds used during construction	(5.2)	(3.2)	(17.4)	(10.5)
Non-cash stock compensation	3.0	2.5	13.1	12.7
Loss (gain) on disposals of business / assets, pretax	3.2	0.0	13.2	(0.2)
Deferred recovery clause	13.3	(9.7)	26.4	(15.2)
Asset impairment, pretax	0.0	17.5	78.6	115.9
Receivables, less allowance for uncollectibles	(10.1)	(10.7)	36.0	(36.6)
Inventories	23.1	22.4	(22.6)	12.8
Prepayments and other current assets	6.2	8.3	(8.0)	2.8
Taxes accrued	(47.5)	(47.5)	(15.9)	1.1
Interest accrued	(18.3)	(20.5)	(3.6)	7.3
Accounts payable	24.1	52.8	(61.6)	23.4
Other	(33.7)	18.7	(69.8)	(10.4)

	130.2	158.6	609.6	664.8

Cash flows from investing activities
Capital expenditures	(228.7)	(219.3)	(739.7)	(703.8)
Purchase of a business, net of cash acquired	0.0	1.0	0.0	(751.5)
Net proceeds from sale of business / assets	0.0	(0.1)	0.0	0.2
Other investments	(0.1)	(7.9)	(0.3)	(7.9)

	(228.8)	(226.3)	(740.0)	(1,463.0)

Cash flows from financing activities
Dividends paid	(52.9)	(51.7)	(211.7)	(199.2)
Proceeds from sale of common stock	0.9	5.7	7.3	302.3
Proceeds from long-term debt	0.0	(0.6)	499.7	563.6
Repayment of long-term debt / Purchase in lieu of redemption	0.0	0.0	(274.5)	(83.3)
Net increase in short-term debt	119.0	67.0	108.0	55.0

	67.0	20.4	128.8	638.4

Net decrease in cash and cash equivalents	(31.6)	(47.3)	(1.6)	(159.8)
Cash and cash equivalents at beginning of period	55.4	72.7	25.4	185.2

Cash and cash equivalents at end of period	$23.8	$25.4	$23.8	$25.4

Supplemental disclosure of non-cash activities
Debt assumed in NMGI acquisition	$0.0	$0.0	$0.0	$200.0
Change in accrued capital expenditures - excluded above	$16.1	$3.1	$8.0	$13.3

TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

		Tampa	Peoples	TECO	New Mexico Gas			TECO
(millions)		Electric	Gas	Coal	Company (4)	Other (5)	Eliminations (5)	Energy
Three months ended Dec. 31,
2015	Revenues - outsiders	$474.1	$99.5	$—	$99.8	$2.7	$—	$676.1
	Sales to affiliates	1.0	1.5	—	—	—	(2.5)	—

	Total revenues	475.1	101.0	—	99.8	2.7	(2.5)	676.1
	Depreciation and amortization	65.2	14.5	—	8.5	0.5	—	88.7
	Total interest charges (2)	23.9	3.7	—	3.2	15.5	(0.3)	46.0
	Allocated interest expense (2)	—	—	—	—	0.3	(0.3)	—
	Provision (Benefit) for income taxes	27.3	4.4	—	8.3	(6.8)	—	33.2
	Net income (loss) from continuing operations	43.0	6.9	—	13.1	(12.0)	—	51.0
	Income (loss) from discontinued operations, net of tax (3)	—	—	—	—	(0.5)	—	(0.5)
	Net income (loss) (1)	$43.0	$6.9	$—	$13.1	$(12.5)	$—	$50.5

2014	Revenues - outsiders	$473.0	$98.5	$—	$121.3	$2.7	$—	$695.5
	Sales to affiliates	0.3	0.5	—	—	—	(0.8)	—

	Total revenues	473.3	99.0	—	121.3	2.7	(0.8)	695.5
	Depreciation and amortization	63.0	13.7	—	8.2	0.4	—	85.3
	Total interest charges (2)	23.7	3.5	—	3.1	17.8	(0.2)	47.9
	Allocated interest expense (2)	—	—	—	—	0.2	(0.2)	—
	Provision (Benefit) for income taxes	21.0	5.7	—	7.6	6.6	—	40.9
	Net income (loss) from continuing operations	37.4	8.9	—	11.4	(30.3)	—	27.4
	Income (loss) from discontinued operations, net of tax (3)	—	—	(16.4)	—	(0.2)	—	(16.6)
	Net income (loss) (1)	$37.4	$8.9	$(16.4)	$11.4	$(30.5)	$—	$10.8

Twelve months ended Dec. 31,
2015	Revenues - outsiders	$2,014.9	$401.5	$—	$316.5	$10.6	$—	$2,743.5
	Sales to affiliates	3.4	6.0	—	—	0.1	(9.5)	—

	Total revenues	2,018.3	407.5	—	316.5	10.7	(9.5)	2,743.5
	Depreciation and amortization	256.7	56.8	—	33.8	1.7	—	349.0
	Total interest charges (2)	95.1	14.5	—	13.0	65.1	(1.3)	186.4
	Allocated interest expense (2)	—	—	—	—	1.3	(1.3)	—
	Provision (Benefit) for income taxes	143.6	21.9	—	15.4	(25.6)	—	155.3
	Net income (loss) from continuing operations	241.0	35.3	—	24.1	(59.2)	—	241.2
	Income (loss) from discontinued operations, net of tax (3)	—	—	(69.6)	—	1.9	—	(67.7)
	Net income (loss) (1)	$241.0	$35.3	$(69.6)	$24.1	$(57.3)	$—	$173.5

2014	Revenues - outsiders	$2,019.9	$398.5	$—	$137.5	$10.5	$—	$2,566.4
	Sales to affiliates	1.1	1.1	—	—	0.2	(2.4)	—

	Total revenues	2,021.0	399.6	—	137.5	10.7	(2.4)	2,566.4
	Depreciation and amortization	248.6	54.0	—	11.0	1.7	—	315.3
	Total interest charges (2)	92.8	13.8	—	4.2	66.1	(5.8)	171.1
	Allocated interest expense (2)	—	—	—	—	5.8	(5.8)	—
	Provision (Benefit) for income taxes	133.2	22.7	—	7.1	(24.1)	—	138.9
	Net income (loss) from continuing operations	224.5	35.8	—	10.5	(64.4)	—	206.4
	Income (loss) from discontinued operations, net of tax (3)	—	—	(82.0)	—	6.0	—	(76.0)
	Net income (loss) (1)	$224.5	$35.8	$(82.0)	$10.5	$(58.4)	$—	$130.4

(1)	Results are based on GAAP net income. For a complete reconciliation between GAAP and non-GAAP items, see Results Reconciliation in Earnings Release.
(2)	Segment net income is reported on a basis that includes internally allocated financing costs. Internally allocated costs were at pretax rates of 6.00% for 2015 and 2014. Rates were based on the average of each subsidiary’s equity and indebtedness to TECO Energy assuming a 50/50 debt/equity capital structure. Internally allocated interest charges are a component of total interest charges.
(3)	All periods have been adjusted to reflect the reclassification of results from operations to discontinued operations for TECO Coal, along with certain charges at Other, including Parent and TECO Diversified, that directly relate to TECO Coal and TECO Guatemala.
(4)	Results for New Mexico Gas Company are reflective of results since the date of acquisition, Sep. 2, 2014.
(5)	Represents a change in presentation to segment previously combined and reported as Other & Eliminations.

TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Sales — Kilowatt-hours*
Three Months Ended Dec. 31,	2015	2014	Percent Change	2015	2014	Percent Change
Residential	$247,667	$229,978	7.7	2,146,182	1,964,382	9.3
Commercial	153,095	146,735	4.3	1,587,043	1,488,904	6.6
Industrial — Phosphate	14,818	12,636	17.3	183,467	153,800	19.3
Industrial — Other	26,745	25,877	3.4	301,656	287,088	5.1
Other sales of electricity	45,523	45,445	0.2	461,368	452,181	2.0

	487,848	460,671	5.9	4,679,716	4,346,355	7.7

Deferred and other revenues	(27,354)	(6,172)	(343.2)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	654	3,254	(79.9)	25,582	87,826	(70.9)
Other operating revenue	13,919	15,543	(10.4)	—	—	—
SO2 Allowance Sales	—	—	—	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$475,067	$473,296	0.4	4,705,298	4,434,181	6.1

Average customers	722,826	709,873	1.8	—	—	—

Retail Net Energy For Load				4,758,271	4,342,208	9.6

Total Degree Days				1,029	682	50.9

	Operating Revenues*			Sales — Kilowatt-hours*
Twelve Months Ended Dec. 31,	2015	2014	Percent Change	2015	2014	Percent Change
Residential	$1,040,263	$1,007,570	3.2	9,045,021	8,655,850	4.5
Commercial	608,003	602,093	1.0	6,300,667	6,142,206	2.6
Industrial — Phosphate	53,079	59,912	(11.4)	655,239	737,576	(11.2)
Industrial — Other	107,082	104,581	2.4	1,214,302	1,163,210	4.4
Other sales of electricity	177,190	181,897	(2.6)	1,791,245	1,826,897	(2.0)

	1,985,617	1,956,053	1.5	19,006,474	18,525,739	2.6

Deferred and other revenues	(28,791)	(7,502)	(283.8)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	3,721	12,955	(71.3)	115,288	259,172	(55.5)
Other operating revenue	57,721	59,493	(3.0)	—	—	—
SO2 Allowance Sales	—	1	(100.0)	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$2,018,268	$2,021,000	(0.1)	19,121,762	18,784,911	1.8

Average customers	718,713	706,161	1.8	—	—	—

Retail Net Energy For Load				20,103,257	19,314,740	4.1

Total Degree Days				4,729	4,038	17.1

*	in thousands

PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Three Months Ended Dec. 31,	2015	2014	Percent Change	2015	2014	Percent Change
By Customer Segment:
Residential	$32,914	$37,534	(12.3)	17,011	21,562	(21.1)
Commercial	33,934	34,311	(1.1)	116,706	117,226	(0.4)
Industrial	3,204	3,205	0.0	73,833	72,359	2.0
Off System Sales	14,123	8,532	65.5	53,688	20,262	165.0
Power generation	1,566	1,187	31.9	190,686	149,322	27.7
Other revenues	12,052	11,740	2.7	—	—	—

	$97,793	$96,509	1.3	451,924	380,731	18.7

By Sales Type:
System supply	$55,775	$55,771	0.0	76,616	48,795	57.0
Transportation	29,966	28,998	3.3	375,308	331,936	13.1
Other revenues	12,052	11,740	2.7	—	—	—

	$97,793	$96,509	1.3	451,924	380,731	18.7

Average customers	362,918	355,902	2.0	—	—	—

	Operating Revenues*			Therms*
Twelve Months Ended Dec. 31,	2015	2014	Percent Change	2015	2014	Percent Change
By Customer Segment:
Residential	$137,024	$144,117	(4.9)	74,892	80,775	(7.3)
Commercial	138,801	139,075	(0.2)	470,777	460,510	2.2
Industrial	12,978	13,101	(0.9)	288,969	274,283	5.4
Off System Sales	49,822	39,358	26.6	166,430	84,026	98.1
Power generation	7,198	6,794	5.9	758,288	643,512	17.8
Other revenues	50,491	48,472	4.2	—	—	—

	$396,314	$390,917	1.4	1,759,356	1,543,106	14.0

By Sales Type:
System supply	$225,348	$225,723	(0.2)	268,672	194,225	38.3
Transportation	120,475	116,722	3.2	1,490,684	1,348,881	10.5
Other revenues	50,491	48,472	4.2	—	—	—

	$396,314	$390,917	1.4	1,759,356	1,543,106	14.0

Average customers	361,178	353,903	2.1	—	—	—

*	in thousands

NEW MEXICO GAS COMPANY

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*		Therms*
Three Months Ended Dec. 31,	2015	2014	Percent Change	2015	2014	Percent Change
By Customer Segment:
Residential	$73,159	$88,787	(17.6)	108,580	100,509	8.0
Commercial	17,812	23,742	(25.0)	34,877	33,507	4.1
Industrial	689	824	(16.4)	1,521	1,355	12.3
Off System Sales	—	—	—	—	—	—
On System Transportation	6,280	6,108	2.8	100,607	91,302	10.2
Off System Transportation	236	226	4.4	12,460	11,973	4.1
Other revenues	1,686	1,667	1.1	—	—	—

	$99,862	$121,354	(17.7)	258,045	238,646	8.1

By Sales Type:
System supply	$91,660	$113,353	(19.1)	144,978	135,371	7.1
Transportation	6,516	6,334	2.9	113,067	103,275	9.5
Other revenues	1,686	1,667	1.1	—	—	—

	$99,862	$121,354	(17.7)	258,045	238,646	8.1

Average customers	517,258	513,403	0.8

Total Degree Days				1,693	1,605	5.5

	Operating Revenues*		Therms*
Twelve Months Ended Dec. 31,	2015	2014 (1)	Percent Change	2015	2014 (1)	Percent Change
By Customer Segment:
Residential	$229,166	$281,051	(18.5)	291,236	284,429	2.4
Commercial	59,598	83,054	(28.2)	104,359	108,913	(4.2)
Industrial	1,202	1,866	(35.6)	2,557	2,967	(13.8)
Off System Sales	308	2,175	(85.8)	1,200	4,251	(71.8)
On System Transportation	19,114	19,302	(1.0)	328,673	329,726	(0.3)
Off System Transportation	903	895	0.9	47,196	46,956	0.5
Other revenues	6,243	6,496	(3.9)	—	—	—

	$316,534	$394,839	(19.8)	775,221	777,242	(0.3)

By Sales Type:
System supply	$290,274	$368,146	(21.2)	399,352	400,560	(0.3)
Transportation	20,017	20,197	(0.9)	375,869	376,682	(0.2)
Other revenues	6,243	6,496	(3.9)	—	—	—

	$316,534	$394,839	(19.8)	775,221	777,242	(0.3)

Average customers	516,066	512,471	0.7

Total Degree Days				4,090	4,035	1.4

(1)	Information presented for 2014 is for comparative purposes only, as this was before the date of acquisition (Sep. 2, 2014).
*	in thousands